UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019

WRIGHT MEDICAL GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 521 4777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2019, Wright Medical Group N.V. (Wright) received a written notice (Notice) from the Listing Qualifications department of The Nasdaq Stock Market (Nasdaq) indicating that Wright’s Contingent Value Rights (CVRs), which trade on The Nasdaq Global Market under the symbol “WMGIZ,” are not in compliance with Nasdaq Listing Rule 5730(b) for continued listing, which requires listed securities to maintain an aggregate market value or principal amount of at least $1,000,000. Wright issued the CVRs in connection with its March 2013 acquisition of BioMimetic Therapeutics, Inc. The Notice does not pertain to Wright’s ordinary shares, which are traded on the Nasdaq Global Select Market under the symbol “WMGI.”

While under the Nasdaq Listing Rules and pursuant to the Notice, Wright has 45 calendar days to submit a plan to regain compliance, pursuant to the terms of that certain Contingent Value Rights Agreement dated as of March 1, 2013 between Wright Medical Group, Inc., an indirect wholly-owned subsidiary of Wright, and American Stock Transfer & Trust Company, LLC (CVR Agreement) and except as otherwise provided therein, the CVR Agreement will terminate at 5:00 p.m., New York City time, on March 1, 2019. Following termination, the parties to the CVR Agreement will have no liability thereunder. In light of this termination date of the CVRs, Wright does not intend to submit a plan to regain compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2019

WRIGHT MEDICAL GROUP N.V.

By:	/s/ Lance A. Berry
Name:	Lance A. Berry
Title:	Executive Vice President and Chief Financial and Operations Officer